UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2026

Suncrete, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43227	39-4989597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

521 E. 2nd Street

Tulsa, Oklahoma 74120

(Address of principal executive offices, including zip code)

(918) 355-5700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RMIX	The Nasdaq Stock Market LLC
(indicate by check)
Nasdaq Texas, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, Concrete Partners, LLC (the “Borrower”), a subsidiary of Suncrete, Inc. (the “Company”), and the Company and certain of the Company’s wholly owned subsidiaries in their capacity as guarantors (collectively with the Borrower and the Company, the “Loan Parties”), are party to a credit agreement with Bank of America, N.A., as administrative agent, swingline lender and L/C issuer (the “Administrative Agent”), BofA Securities, Inc., as joint lead arranger and sole bookrunner, and the lenders party thereto (collectively, the “Lenders” and such agreement, as amended prior to the date of the Amendment (as defined below), the “Credit Agreement”), which previously provided for (i) a fully drawn senior secured first lien term loan in the aggregate principal amount of $205.0 million (the “Term Loan”) and (ii) a $25.0 million revolving credit facility (the “Revolving Credit Facility”).

On June 30, 2026 (the “Effective Date”), the Loan Parties entered into that certain Commitment Increase and Fifth Amendment to Credit Agreement (the “Amendment,” and the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”) with the Lenders, pursuant to which the Credit Agreement was amended to, among other things, (i) increase the aggregate commitments under the Revolving Credit Facility from $25.0 million to $50.0 million and (ii) provide for a $175.0 million delayed draw term loan facility (the “Delayed Draw Term Loan Facility”), with the same maturity date as the other loans under the Amended Credit Agreement of July 29, 2029 (the “Maturity Date”).

Pursuant to the Amendment, the Delayed Draw Term Lenders (as defined in the Amendment) agreed to make loans to the Borrower from time to time, but limited to a maximum of 10 drawings by the Borrower, each in a minimum principal amount of $5.0 million, until the earlier of (i) December 31, 2027 and (ii) the date on which the aggregate amount of commitments under the Delayed Draw Term Loan Facility (the “Delayed Draw Term Commitments”) is reduced to zero pursuant to the terms of the Amended Credit Agreement (the “Delayed Draw Termination Date”). Any undrawn commitments under the Delayed Draw Term Loan Facility will be subject to a customary commitment fee.

Proceeds from the Delayed Draw Term Loan Facility are required to be used only to (i) retroactively refinance certain previously completed acquisitions and (ii) finance certain permitted acquisitions, including the payment of permitted earnouts and to pay transaction expenses incurred in connection therewith. Under the Amended Credit Agreement, borrowings under the Delayed Draw Term Loan Facility will amortize in quarterly installments, commencing with the fiscal quarter ending December 31, 2026 (each, a “Delayed Draw Term Loan Repayment Date”), in an amount, subject, in each case, to adjustments for prior mandatory and voluntary prepayments of principal, equal to the original aggregate principal amount of all funded loans under the Delayed Draw Term Loan Facility (the “Delayed Draw Term Loans”) as of the applicable Delayed Draw Term Loan Repayment Date multiplied by (i) 1.875% for each Delayed Draw Term Loan Repayment Date occurring from December 31, 2026 through and including September 30, 2027 and (ii) 2.5% for each Delayed Draw Term Loan Repayment Date occurring from December 31, 2027 through and including June 30, 2029, with the entire unpaid principal amount of the Delayed Draw Term Loans due on the Maturity Date. The Borrower has the same selection of interest rate options and interest periods for borrowings under the Delayed Draw Term Loan Facility as the Term Loan and the Revolving Credit Facility.

In addition, the Amendment (i) provides a carve-out from the mandatory prepayment requirements in the Amended Credit Agreement that permits the Loan Parties to receive up to $400.0 million in net cash proceeds from equity issuances made prior to the Delayed Draw Termination Date, so long as the net cash proceeds are intended to be used to consummate permitted acquisitions and pay the costs and expenses in connection therewith, (ii) (a) revises the joinder requirements and permitted acquisition baskets and (b) provides for certain permitted earnout payments and, in each case, to increase operational flexibility and to support the Company’s acquisition strategy, (iii) modifies the definition of “Consolidated EBITDA” used to calculate certain financial ratios, (iv) permits the Loan Parties to enter into a captive insurance program, subject to certain conditions and (v) increases the threshold of what constitutes a “Material Acquisition” from $25.0 million to $50.0 million.

The Amendment also modifies certain financial covenants, including (i) replacing the requirement to maintain a minimum consolidated senior leverage ratio with a requirement to maintain a minimum consolidated senior net leverage ratio as of the end of each fiscal quarter of (a) 4.00-to-1.00 for fiscal quarters ending between the Effective Date and June 30, 2027 and (b) 3.50-to-1.00 for fiscal quarters ending after September 30, 2027, subject to certain adjustments, including at the Borrower’s option following a Material Acquisition, subject to certain conditions, and

(ii) modifying the calculation of the consolidated fixed charge coverage ratio to, among other things, carve out certain payments made in connection with the Company’s recently completed de-SPAC transaction.

As of the Effective Date, (i) the principal amount outstanding under the Revolving Credit Facility was approximately $22.0 million, after drawing down approximately $7.0 million on the Effective Date, (ii) the principal amount outstanding under the Term Loan was approximately $189.2 million after giving effect to application of proceeds from the Amendment and (iii) the Borrower had not made any borrowings under the Delayed Draw Term Loan Facility. The obligations of the Borrower under the Amended Credit Agreement are secured by a first priority lien on substantially all personal property assets of the Company and its wholly owned subsidiaries.

Except as modified by the Amendment, the terms of the Credit Agreement remain unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Lenders that are parties to the Amended Credit Agreement and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates have provided, and may in the future provide, such services to the Loan Parties and to persons and entities with relationships with the Loan Parties, for which they received or will receive customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1#

Commitment Increase and Fifth Amendment to Credit Agreement, dated as of June 30, 2026, by and among, Concrete Partners, LLC, Concrete Partners Holding, LLC, the Company, Eagle Concrete Holdings, LLC, Eagle Redi-Mix Concrete, LLC, RAM Transportation, LLC, Schwarz Sand, LLC, Haymaker Acquisition Corp. 4, Suncrete Intermediate, Inc. and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedules to the Securities and Exchange Commission upon request. Certain confidential information has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such excluded information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCRETE, INC.

Date: July 7, 2026	By:	/s/ Randall Edgar
Name: Randall Edgar
Title: Chief Executive Officer